EXHIBIT 99.1

Premier Exhibitions Reports Third Quarter Fiscal 2015 Results

ATLANTA, Jan. 13, 2015 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced financial results for the third quarter of fiscal 2015 ended November 30, 2014.

Comparing the third fiscal quarter 2015 with the prior year's third fiscal quarter:

  Total revenue increased 5.2% to $6.7 million compared to $6.4 million in the third quarter of fiscal 2014.
  Gross profit decreased to $1.9 million from $2.4 million in last year's third fiscal quarter, mainly due to non-cash rent expense of approximately $900 thousand related to the New York City location. Offsetting this partially was a decrease in exhibition marketing expense of $373 thousand for the period.
  Adjusted EBITDA, a non-GAAP measure (1), was $(0.9) million, a decrease of $0.3 million from the prior year's results.
  Net loss after non-controlling interest was $2.1 million, or $0.04 per diluted share, compared to net loss after non-controlling interest of $233 thousand, or $0.00 per diluted share, in last year's third fiscal quarter. After elimination of one-time items in the prior year period related to the revaluation of the AEG note and the write-off of assets, and the non-cash rent expense related to the New York City location in the current fiscal quarter the net loss decreased approximately $600 thousand from the third fiscal quarter of last year.
  Total exhibition days increased 8.3% to 1,267 compared to 1,170 in the third fiscal quarter of 2014.
  Average attendance per exhibition day increased 21.8% to 363 compared to 298 in last year's third fiscal quarter.
  Average ticket prices at semi-permanent museum and other locations increased 5.5% to $16.97 compared to $16.08 in the third quarter of fiscal 2014.
  General and administrative expenses decreased 9.7% to $2.9 million, compared to $3.2 million in last year's third fiscal quarter as a result of lower compensation and stock compensation expense in the third quarter of fiscal 2015.
  On November 30, 2014, the Company had total cash and marketable securities of $5.8 million.

Michael Little, Premier's Interim President and Chief Executive Officer, stated, "While our overall results were disappointing, our total revenue increased for the second consecutive quarter primarily due to contributions from our Pompeii and King Tut exhibitions which offset lower revenue from our Titanic brand which was featured in smaller markets relative to the previous year. We are also pleased that a number of key metrics for semi-permanent, partner and rented exhibitions showed improvement. Total attendance overall grew 10.9%, average attendance increased 21.8% and average ticket price rose 5.5% compared to the 3rd fiscal quarter of 2014. Regarding our semi-permanent exhibitions, average attendance per day stabilized after several declining quarters, while average ticket price and average retail sale per attendee grew 2.0% and 13.3%, respectively from the 3rd fiscal quarter of 2014.

Little added, "Our primary focus remains the opening of our New York venue which will be anchored by our new exhibition, 'Saturday Night Live: The Experience.' We expect the exhibition center to open in May and project that our New York exhibitions will generate revenue, including ticket sales and related merchandise, of approximately $17 to $20 million in its first full year of operation. Based upon an estimated 35.0% to 42.5% gross profit margin, New York should contribute approximately $6.0 to $8.5 million in adjusted EBITDA to our operating results. While we cannot guarantee the future performance of our New York exhibitions, and caution shareholders not to place undue reliance upon these estimates, we believe the New York location will have a positive impact on the profitability of our exhibition business."

Third Fiscal Quarter 2015 Conference Call Information

Premier Exhibitions, Inc. will host a conference call to discuss its financial results on January 13, 2015, at 5:00 PM. (EST). Investors in the U.S. and Canada can access the call by dialing 1-888-359-3627 and international callers may dial 1-719-325-2448. Callers should reference Conference ID number 5185627. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income.

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss/(gain) on sale of operating assets, impairment of intangible assets and fixed assets, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income/(loss), net income/(loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.

Additional information about Premier Exhibitions, Inc. is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions, Inc. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions, Inc. can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions, Inc. that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions, Inc. most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions, Inc. does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Table 1
Premier Exhibitions, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	November 30,	February 28,
	2014	2014
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$ 5,784	$ 3,434
Certificates of deposit and other investments	--	407
Accounts receivable, net of allowance for doubtful accounts of $352 and $392, respectively	1,371	1,331
Merchandise inventory, net of reserve of $17	1,194	1,206
Income taxes receivable	56	263
Prepaid expenses	2,711	2,012
Other current assets	436	381
Total current assets	11,552	9,034

Artifacts owned, at cost	2,886	2,901
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $21,933 and $19,799, respectively	7,277	9,287
Exhibition licenses, net of accumulated amortization of $6,001 and $5,857, respectively	1,697	1,841
Film, gaming and other application assets, net of accumulated amortization of $1,571 and $1,101, respectively	1,763	2,233
Deferred financing costs, net of accumulated amortization $130 and $0, respectively	253	--
Goodwill	250	250
Construction deposit	3,392	--
Lease incentive	7,400	--
Future rights fees, net of accumulated amortization of $767 and $438, respectively	3,613	3,942
Restricted cash	450	--
Restricted certificate of deposit	800	--
Deferred income taxes	302	302
Long-term exhibition costs	264	215
Subrogation rights	250	250
Total Assets	$ 42,150	$ 30,256

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$ 3,261	$ 2,550
Deferred rent	2,022	751
Deferred revenue	3,380	3,076
Deferred income taxes	302	302
Current portion of capital lease obligations	37	39
Current portion of royalty payable, net of discount of $50 and $0, respectively	180	--
Current portion of notes payable, net of discount of $0 and $66, respectively	8,000	170
Total current liabilities	17,182	6,888

Long-Term liabilities:
Lease abandonment	1,096	1,440
Deferred rent	7,400	--
Long-term portion of capital lease obligations	37	61
Long-term portion of royalty payable, net of discount of $76 and $0, respectively	856	--
Long-term portion of notes payable, net of discount of $14 and $134, respectively	186	1,126
Total long-term liabilities	9,575	2,627

Commitment and Contingencies

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 49,097,011 and 49,044,378 shares, respectively; outstanding 49,095,002 and 49,042,369 shares, respectively	5	5
Additional paid-in capital	54,072	53,822
Accumulated deficit	(40,628)	(35,630)
Accumulated other comprehensive loss	(326)	(326)
Less treasury stock, at cost; 2,009 shares	(1)	(1)
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	13,122	17,870
Equity Attributable to Non-controlling interest	2,271	2,871
Total liabilities and shareholders' equity	$ 42,150	$ 30,256

Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Comprehensive Income/(Loss)
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2014	2013	2014	2013
Revenue:
Exhibition revenue	$ 5,491	$ 5,003	$ 18,254	$ 17,822
Merchandise revenue	1,105	1,201	3,859	4,766
Management fee	131	188	402	563
Licensing fee	--	--	--	--
Total revenue	6,727	6,392	22,515	23,151

Cost of revenue:
Exhibition costs	4,310	3,565	12,818	9,737
Cost of merchandise sold	474	477	1,643	1,767
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	4,784	4,042	14,461	11,504

Gross profit	1,943	2,350	8,054	11,647

Operating expenses:
General and administrative	2,920	3,234	9,950	9,870
Depreciation and amortization	1,093	1,085	3,393	3,068
Gain on note payable fair market value adjustment	--	(2,414)	--	(2,414)
Write-off assets	--	798	--	798
Gain on disposal of assets	--	3	(4)	(71)
Contract and legal settlements	--	--	--	(297)
Total operating expenses	4,013	2,706	13,339	10,954

Income/(loss) from operations	(2,070)	(356)	(5,285)	693

Interest expense	(311)	(66)	(355)	(303)
Other income	4	71	42	218

Income/(loss) before income taxes	(2,377)	(351)	(5,598)	608

Income tax expense/(benefit)	--	(163)	--	(163)

Net income/(loss)	(2,377)	(188)	(5,598)	771
Less: Net (income)/loss attributable to non-controlling interest	244	(45)	600	(95)
Net income/(loss) attributable to the shareholders of Premier Exhibitions, Inc.	$ (2,133)	$ (233)	$ (4,998)	$ 676

Net income/(loss) per share:
Basic income/(loss) per common share	$ (0.04)	$ 0.00	$ (0.10)	$ 0.01
Diluted income/(loss)per common share	$ (0.04)	$ 0.00	$ (0.10)	$ 0.01

Shares used in basic per share calculations	49,095,002	49,234,187	49,065,692	49,284,177
Shares used in diluted per share calculations	49,095,002	49,234,187	49,065,692	49,433,927

Comprehensive income/(loss)	$ (2,133)	$ (224)	$ (4,998)	$ 684

Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income/(loss)	$ (2,377)	$ (188)	$ (5,598)	$ 771

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,093	1,085	3,393	3,068
Lease abandonment	(112)	(77)	(343)	(344)
Gain on note payable fair market value adjustment	--	(2,414)	--	(2,414)
Write-off of assets	--	798	--	798
Stock-based compensation	32	134	250	285
Allowance for doubtful accounts	--	84	16	245
Amortization of deferred financing costs	130	--	130	--
Write-off of deferred financing costs	--	--	100	--
Amortization of debt discount	19	64	60	296
(Gain)/loss on disposal of assets	--	3	(4)	(71)
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(106)	(229)	157	(203)
(Increase)/decrease in merchandise inventory, net of reserve	(42)	73	12	(114)
Increase in prepaid expenses	(427)	(384)	(629)	(1,514)
(Increase)/decrease in other assets	9	160	(55)	214
(Increase)/decrease in income taxes receivable	--	10	207	(76)
Increase in other receivables	--	(84)	(16)	(211)
Increase in restricted cash	(86)	--	(235)	--
Increase/(decrease) in long-term development costs	(72)	119	(49)	71
Increase/(decrease) in accounts payable and accrued liabilities	(979)	(382)	638	29
Increase/(decrease) in deferred rent	732	(42)	1,271	(126)
Increase/(decrease) in deferred revenue	(304)	1,001	(19)	435
Decrease in income taxes payable	--	(175)	--	(175)
Total adjustments	(113)	(256)	4,884	193
Net cash provided by/(used in) operating activities	(2,490)	(444)	(714)	964

Cash flows from investing activities:
Purchases of property and equipment	(48)	(358)	(441)	(2,970)
Construction deposit	(3,392)	--	(3,392)	--
Purchase of restricted certificate of deposit	--	--	(800)	--
Redemption of certificates of deposit	206	--	407	--
Proceeds from disposal of assets	--	--	4	74
Decrease in artifacts	4	7	15	27
Net cash used in investing activities	(3,230)	(351)	(4,207)	(2,869)

Cash flows from financing activities:
Proceeds from option and warrant exercises	--	--	--	185
Purchase of treasury stock	--	(534)	--	(534)
Proceeds from issuance of notes payable	8,000	--	8,000	--
Deferred financing costs	(383)	--	(483)	--
Payments on capital lease obligations	(9)	(7)	(26)	(22)
Payments on notes payable	--	--	(220)	(130)
Net cash provided by/(used in) financing activities	7,608	(541)	7,271	(501)

Effects of exchange rate changes on cash and cash equivalents	--	8	--	9

Net increase/(decrease) in cash and cash equivalents	1,888	(1,328)	2,350	(2,397)
Cash and cash equivalents at beginning of period	3,896	5,324	3,434	6,393
Cash and cash equivalents at end of period	$ 5,784	$ 3,996	$ 5,784	$ 3,996

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 161	$ 2	$ 172	$ 330
Cash paid/(received) during the period for taxes	$ --	$ (68)	$ (207)	$ 88
Supplemental disclosure of non-cash investing and financing activities:
Unrealized loss on marketable securities	$ --	$ 1	$ --	$ (1)
Purchases of property and equipment under capital leases	$ --	$ --	$ --	$ 26
Net assets recognized from execution of royalty agreement	$ --	$ --	$ 31	$ --
Net assets recognized from lease incentive	$ 7,400	$ --	$ 7,400	$ --
Net liabilities recognized from deferred rent	$ 7,400	$ --	$ 7,400	$ --

Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended		Nine Months Ended
	November 30, 2014	November 30, 2013	November 30, 2014	November 30, 2013
	3Q15	3Q14	3Q15	3Q14

Net income/(loss)	$ (2,377)	$ (188)	$ (5,598)	$771
Income tax benefit	--	(163)	--	(163)
Interest expense	311	66	355	303
Other income	(4)	(71)	(42)	(218)
Gain on note payable fair market value adjustment	--	(2,414)	--	(2,414)
Write-off of assets	--	798	--	798
Gain on disposal of assets	--	3	(4)	(71)
Impact of Hurricane Sandy on New York-Seaport	--	121	--	908
Depreciation and amortization	1,093	1,085	3,393	3,068
Litigation settlement	--	--	--	(297)
Stock-based compensation	30	108	243	164
Adjusted EBITDA(1)	$ (947)	$ (655)	$ (1,653)	$2,849

(1) Adjusted EBITDA

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss/(gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income/(loss), net income/(loss), and other measures of financial performance reported in accordance with GAAP.

Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended		Nine Months Ended
	November 30, 2014	November 30, 2013	November 30, 2014	November 30, 2013
	3Q15	3Q14	3Q15	3Q14

Compensation, excluding stock-based compensation	$1,369	$1,550	$4,693	$4,875
Stock-based compensation	30	108	243	164
Legal and other professional fees	583	513	1,866	1,825
Rent and other office expenses	426	471	1,293	1,196
Other	512	592	1,855	1,810
General & Administrative expense	$2,920	$3,234	$9,950	$9,870

Table 6
Exhibition Revenue & Operating Statistics
(In thousands)

	Three Months Ended		Nine Months Ended
	November 30, 2014	November 30, 2013	November 30, 2014	November 30, 2013
	3Q15	3Q14	3Q15	3Q14

Admissions revenue	$ 4,250	$ 4,274	$ 14,072	$ 15,103
Non-refundable license fees for current exhibitions	1,241	729	4,182	2,719
Total exhibition revenue	$ 5,491	$ 5,003	$ 18,254	$ 17,822

Key Non-financial Measurements
Total number of exhibitions presented	20	23	26	31
Semi-permanent exhibitions presented	6	7	6	7
Partnered exhibitions presented	9	10	11	17
Exhibitions rented to promoters or museums	5	6	9	7
Total operating days for semi-permanent, partner and rented exhibitions	1,267	1,170	4,196	3,590
Total attendance for semi-permanent and partner presented exhibitions (in 000's)	337	304	1,375	1,237
Average attendance per day for semi-permanent and partnered exhibitions presented	363	298	445	386
Average ticket price for semi-permanent and partnered exhibitions presented	$ 16.97	$ 16.08	$ 16.27	$ 14.72
Average retail per attendee for semi-permanent and partnered exhibitions presented	$ 2.93	$ 3.25	$ 2.75	$ 3.38

Semi permanent exhibitions:
Total operating days	544	635	1,646	1,617
Total attendance (in 000's)	171	200	565	566
Average attendance per day	315	315	343	350
Average ticket price	$ 19.65	$ 19.26	$ 20.19	$ 20.80
Average retail per attendee	$ 3.66	$ 3.23	$ 3.59	$ 3.61

The key non-financial measurements for November 30, 2013 do not include exhibitions under management.

CONTACT: Investor Contact:
         Michael J. Little
         Chief Financial Officer and
         Chief Operating Officer
         (404) 842-2600
         michael.little@prxi.com